UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2019

Cable One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01          Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Cable One, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 1, 2019, the Company entered into a Stock Purchase Agreement, dated as of March 31, 2019 (the “Purchase Agreement”), with Fidelity Communications Co. (“Fidelity”), a Missouri corporation, pursuant to which the Company had agreed to acquire (the “Transaction”) all of the outstanding equity interests in the entities comprising Fidelity’s data, video and voice business and certain related assets (collectively, the “Fidelity Entities”).

On October 1, 2019, the Company completed the Transaction and the Fidelity Entities became wholly owned subsidiaries of the Company. The Company paid a purchase price of $525,855,000 in cash, subject to customary adjustments, that was financed with cash on hand and the net proceeds from $450,000,000 of Delayed Draw Term A Loans (as defined below).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 10, 2019 and is incorporated by reference herein. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties and do not establish such matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, Fidelity or any of their respective subsidiaries or affiliates.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Obligation of a Registrant.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on May 9, 2019, the Company and its wholly-owned subsidiaries entered into a Second Restatement Agreement (the “Second Restatement Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders or other financial institutions party thereto, to further amend and restate its existing Amended and Restated Credit Agreement, dated as of May 1, 2017 (as so amended and restated, the “Credit Agreement”). The Credit Agreement provides for, among other things, a senior secured delayed draw term “A” loan facility in an aggregate principal amount of $450,000,000 (the “Delayed Draw Term Loan A Facility”). In connection with the consummation of the Transaction, on October 1, 2019, the Company borrowed $450,000,000 aggregate principal amount of term loans under the Delayed Draw Term Loan A Facility (the “Delayed Draw Term A Loans”), the net proceeds of which were used to pay a portion of the purchase price for the Transaction and other fees and expenses related thereto.

The Delayed Draw Term A Loans will mature on May 8, 2024 (unless certain of the Company’s existing indebtedness remains outstanding after certain specified dates, in which case the final maturity of those loans will be an earlier date as specified in the Credit Agreement). The Delayed Draw Term A Loans will bear interest, at the Company’s option, at a rate per annum determined by reference to either the London Interbank Offered Rate (“LIBOR”) or an adjusted base rate, in each case plus an applicable interest rate margin. The applicable interest rate margin with respect to LIBOR borrowings will be a rate per annum between 1.25% and 1.75% and with respect to adjusted base rate borrowings will be a rate per annum between 0.25% and 0.75%, in each case determined on a quarterly basis by reference to a pricing grid based upon the Company’s total net leverage ratio.

The principal amount of the Delayed Draw Term A Loans will amortize, together with the Company’s existing senior secured “A” loans (the “Existing Term A Loans”), in equal quarterly installments at a rate (expressed as a percentage of the original principal amount) of approximately 2.5% per annum for the first three quarters following the borrowing date, approximately 2.5% per annum for the second year following the borrowing date, approximately 5.0% per annum for the third year following the borrowing date, approximately 7.5% per annum for the fourth year following the borrowing date, and approximately 12.5% per annum for the fifth year following the borrowing date (in each case subject to customary adjustments in the event of any prepayment), with the balance due upon maturity. The final maturity of the Delayed Draw Term A Loans may be accelerated on customary terms following the occurrence and during the continuance of an event of default under the Credit Agreement.

The Delayed Draw Term A Loans will have the same terms as, and will constitute one class of term loans with, the Existing Term A Loans.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Restatement Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2019 and is incorporated herein by reference.

Item 7.01          Regulation FD Disclosure.

On October 1, 2019, the Company issued a press release announcing the completion of the Transaction. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01          Financial Statements and Exhibits.

In a letter dated May 2, 2019 from the SEC’s Division of Corporation Finance (the “Division”), the Division stated that it will permit the Company to substitute an audited statement of assets acquired and liabilities assumed at fair value at the closing date of the Transaction (the “Fidelity Abbreviated Financial Statement”) for the full financial statements of the Fidelity Entities required by Rule 3-05 of Regulation S-X. The Fidelity Abbreviated Financial Statement will be filed with the SEC by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the SEC.

Exhibit	Description

99.1	Press release issued by Cable One, Inc. on October 1, 2019.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Senior Vice President, General Counsel and Secretary

Date: October 1, 2019